                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Healthcare Realty Trust Incorporated of our report dated January 29, 2004, included in the 2003 Annual Report to Shareholders of Healthcare Realty Trust Incorporated.

         Our audits also included the financial statement schedules of Healthcare Realty Trust Incorporated listed in Item 15(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-97233) pertaining to the Healthcare Realty Trust Incorporated 2003 Employees Restricted Stock Incentive Plan; in the Registration Statement (Form S-8 No. 33-97240) pertaining to the Healthcare Realty Trust Incorporated 1993 Employees Stock Incentive Plan, 1995 Restricted Stock Plan for Non-Employee Directors, and 1995 Employee Stock Purchase Plan; in the Registration Statement (Form S-3 No. 333-56608) pertaining to the registration of $500,000,000 of debt securities, preferred stock, common stock warrants, and common stock; and in the Registration Statement (Form S-3 No. 33-79452) pertaining to the Healthcare Realty Trust Incorporated Dividend Reinvestment Plan of our report dated January 29, 2004 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Healthcare Realty Trust Incorporated.

                                             /s/ Ernst & Young LLP
                                             -----------------------------------
                                              Ernst & Young LLP



Nashville, Tennessee
February 17, 2004